Morgan Stanley Global Strategist Fund
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Altria Group Inc. 2.850% due
8/9/2022
Purchase/Trade Date:	  8/6/2012
Offering Price of Shares: $99.888
Total Amount of Offering: $1,900,000,000
Amount Purchased by Fund: $260,000
Percentage of Offering Purchased by Fund: 0.014
Percentage of Fund's Total Assets: 0.14
Brokers: Citigroup, Deutsche Bank Securities, JP Morgan,
Barclays, Credit Suisse, HSBC, Scotiabank, Wells Fargo
Securities, Banca IMI, Goldman, Sachs & Co., Loop
Capital Markets, Morgan Stanley, RBC, Santander, The
Williams Capital Group, L.P., US Bancorp
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Wellpoint Inc. 3.300% due
1/15/2023
Purchase/Trade Date:	  9/5/2012
Offering Price of Shares: $99.663
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.010
Percentage of Fund's Total Assets: 0.06
Brokers: Citigroup, Credit Suisse, Deutsche Bank
Securities, BofA Merrill Lynch, UBS Investment Bank,
Wells Fargo Securities, JP Morgan, Morgan Stanley,
SunTrust Robinson Humphrey, US Bancorp, BB& T
Capital Markets, BNY Mellon Capital Makrets, LLC, Fifth
Third Securities, Inc., Huntington Investment Company,
Mitsubishi UFJ Securities, Mizuho Securities, PNC Capital
Markets LLC, SMBC Nikko
Purchased from: Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Watson Pharmaceuticals Inc.
3.250% due 10/1/2022
Purchase/Trade Date:	  9/27/2012
Offering Price of Shares: $99.165
Total Amount of Offering: $1,700,000,000
Amount Purchased by Fund: $115,000
Percentage of Offering Purchased by Fund: 0.007
Percentage of Fund's Total Assets: 0.07
Brokers: BofA Merrill Lynch, Wells Fargo Securities,
Barclays, JP Morgan, Deutsche Bank Securities, DNB
Markets, HSBC, RBS, US Bancorp
Purchased from:  Wells Fargo
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Watson Pharmaceuticals Inc.
4.625% due 10/1/2042
Purchase/Trade Date:	  9/27/2012
Offering Price of Shares: $98.516
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $60,000
Percentage of Offering Purchased by Fund: 0.006
Percentage of Fund's Total Assets: 0.04
Brokers: BofA Merrill Lynch, Wells Fargo Securities,
Barclays, JP Morgan, Mizuho Securities, DNB Markets,
HSBC, RBS, US Bancorp
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	GDF Suez S.A. 2.875% due
10/10/2022
Purchase/Trade Date:	  10/2/2012
Offering Price of Shares: $98.799
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.020
Percentage of Fund's Total Assets:  0.09
Brokers: JP Morgan, RBS, BofA Merrill Lynch, Citigroup,
Mitsubishi UFJ Securities, BNP Paribas, Credit Agricole
CIB, Natixis, Societe Generale
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.